UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2012

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

The Company today announced that phase 3 clinical development of bapineuzumab intravenous (IV) in mild-to-moderate Alzheimer's disease is being discontinued. Janssen Alzheimer Immunotherapy (Janssen AI), a subsidiary of the Company, is a partner with Pfizer in the Alzheimer's Immunotherapy Program (AIP). The Joint Steering Committee for the AIP has decided to discontinue the development of bapineuzumab IV in mild-to-moderate Alzheimer's disease based on the co-primary clinical endpoints not being met in the Janssen AI-led Studies 301 and 302. Pfizer has issued separate news releases on the top line results of both of these Janssen AI-led studies.

The Company expects to record an after-tax, non-cash special item related to in-process research and development consisting of a net charge to earnings of between $300 and $400 million in the third quarter of 2012 related to the discontinuation of the phase 3 clinical development of bapineuzumab IV in mild-to-moderate Alzheimer's disease.

The related press release dated August 6, 2012 is attached as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Press Release dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
August 6, 2012	By:	/s/ Lacey P. Elberg
Lacey P. Elberg Assistant Secretary